                        REGISTRATION NUMBER 333-
                                                ------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          MORTON INDUSTRIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

         Georgia                                                      38-0811650
         -------                                                      ----------
(State or other jurisdiction                                     (I.R.S.Employer
of incorporation or organization)                             Identification No.

1021 West Birchwood St., Morton, IL                                     61550
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)

       Amended and Restated Executive and Director Stock Option Agreements
                            (Full title of the plans)

                          Morton Industrial Group, Inc.
                             1021 West Birchwood St.
                             Morton, Illinois 61550
                     (Name and address of agent for service)

                                 (309) 266-7176
          (Telephone number, including area code, of agent for service)


                                                  CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------

Title of securities         Amount to be      Proposed maximum offering           Proposed maximum aggregate   Amount of
to be registered            registered        price per share(1)                  offering price(1)            registration fee(1)
----------------            ----------        ------------                        -----------------            -------------------
Class A Common Stock, par
value $.01 per share, to    602,862(2)        $0.1080 (486,869 shares)            $109,285.00                  $32.24
be issued under Stock       shares            $0.2160 (69,697 shares)
Option Agreements                             $0.8996 (46,296 shares)
------------------------------------------------------------------------------------------------------------------------------------


1   Estimated in accordance with rule 457(h) solely for the purpose of calculating the registration fee on the basis of $0.1080, $0.2160, and $0.8996 per share, which are the exercise prices of the options granted under the Stock Option Agreements.

2   Plus such additional shares as may be issued pursuant to antidilution provisions.



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                                     Part II

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are incorporated by reference in this registration statement:

         (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         (b) Registrant's Quarterly Report on Form 10-Q for the quarterly period ended April 4, 1998;

         (c) Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 27, 1998;

         (d) Registrant's Quarterly Report on Form 10-Q for the quarterly period ended October 3, 1998;

         (e) Registrant's Proxy Statement on Schedule 14A dated May 7, 1998, including the description of registrant's Class A Common Stock contained therein; and

         (f) Registrant's Current Reports on Form 8-K dated September 17, 1998; August 11, 1998; June 22, 1998; June 12, 1998; June 11, 1998;
              May 8, 1998; April 22, 1998; April 16, 1998; April 14, 1998;
              March 17, 1998, and February 4, 1998.

         All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

         Not applicable; the class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.

Item 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         The Opinion of Counsel was prepared by Husch & Eppenberger, LLC. No Members of Husch & Eppenberger, LLC have a substantial interest in the registrant.

                                       2
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Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As provided under Georgia Law, the Registrant's Articles of Incorporation provide that a director shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of duty of care or any other duty owed to the Registrant or its shareholders for monetary damages for breach of duty of care or any other duty owed to the Registrant as a director, except that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his duties, of any business opportunity of the Registrant, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions or (d) for any transaction from which the director received an improper benefit.

         Under Article V of the Registrant's Bylaws, the Registrant is required to indemnify its directors and officers to the fullest extent permitted by Georgia law. The Georgia Business Corporation Code provides that a corporation may indemnify its directors, officers and agents against judgments, fines, penalties, amounts paid in settlement, and expenses, including attorneys' fees, resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified therein. The determination concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Directors,
(b) a majority of a committee of disinterested directors or (c) independent legal counsel. No indemnification may be made to or on behalf of a corporate director, officer, employee or agent (i) in corporation in which such person was adjudged liable to the corporation or (ii) in connection with any other proceeding in which such person was adjudged liable on the basis that personal benefit was improperly received by him.

         In the event any payments are made to an officer or director by way of indemnity, other than by court order, action of the shareholders or by an insurance carrier, the Registrant must notify its shareholders of such payments and all relevant details in a timely manner and in no event later than the notice of the next annual shareholders' meeting.

         The Registrant's directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.  EXHIBITS

         The Exhibits to this Registration Statement are listed in the Exhibit Index on Page 7 of this Registration Statement, which Index is incorporated herein by reference.



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

Item 9.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) For the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement of the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morton, State of Illinois on the 22nd day of December, 1998.


                                      MORTON INDUSTRIAL GROUP, INC.

                                      By: /s/  William D. Morton, President




                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints William D. Morton, Daryl R. Lindeman and Thomas D. Lauerman, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


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



       Signature                                      Title                                  Date
       ---------                                      -----                                  ----
/s/  William D. Morton                Chairman of the Board, Chief Executive Officer     December 22, 1998
----------------------                and Director (Principal Executive Officer)
William D. Morton

/s/  Thomas D. Lauerman               Vice President, Finance (Principal Financial       December 22, 1998
-----------------------               and Accounting Officer)
Thomas D. Lauerman


 /s/  Fred W. Broling                 Director                                           December 22, 1998
----------------------
Fred W. Broling

 /s/  Alfred R. Glancy, III           Director                                           December 22, 1998
----------------------------
Alfred R. Glancy, III

 /s/  Mark W. Mealy                   Director                                           December 22, 1998
--------------------
Mark W. Mealy

 /s/  Willem F.P. de Vogel            Director                                           December 22, 1998
--------------------------
Willem F.P. de Vogel



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


                                  EXHIBIT INDEX


Exhibit                                                                                     Sequentially
Number               Description of Documents                                               Numbered Page
------               ------------------------
   4.1               Specimen Class A Common Stock Certificate  (incorporated by reference to Exhibit 4.1 to the registrant's Form S-8 dated December 15, 1998).
                                                                                                      -
   4.2               Articles of Incorporation, as amended by Articles of
                     Amendment to Articles of Incorporation (incorporated by
                     reference to Exhibit 4.2 to the registrant's Form S-8 dated
                     December 15, 1998 and Exhibit 3 to the registrant's Form
                     8-K dated February 4, 1998).
                                                                                                      -
   4.3               Bylaws, as amended (incorporated by reference to Exhibit
                     3.3, to the registrant's annual report on Form 10-K405
                     dated March 17, 1998).
                                                                                                      -
   5                 Opinion of Counsel.                                                              8
  23.1               Consent of Independent Auditor.                                                  9
  23.2               Consent of Independent Auditor                                                   10
  23.3               Consent of counsel (included in Exhibit 5).                                      -
  24                 Power of Attorney  (included  on Signature  Page of the  Registration
                     Statement).                                                                      -




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